Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Tompkins Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(1)(2)(3)
	Equity	Preferred Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(1)(2)(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(1)		(2)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$—(2)
	Net Fee Due							(2)(3)

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	Tompkins Financial Corporation	Form S-3	333-273780	August 7, 2023		$—	Unallocated	(3)	(3)	(1)	(3)
Fee Offset Sources	Tompkins Financial Corporation	Form S-3	333-240069		July 24, 2020						$—
Fee Offset Sources	Tompkins Financial Corporation	Form S-3	333-219427		July 24, 2017						$—
Fee Offset Sources	Tompkins Financial Corporation	Form S-3	333-194630		March 17, 2014						$—
(1)An unspecified aggregate number or amount of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an unspecified number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)In connection with the securities offered hereby, except for the application of fees available for offset as described in footnote (3) below, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.
(3)The registrant previously registered an indeterminate amount of securities having a maximum aggregate offering price of $70,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-194630), initially filed on March 17, 2014, and declared effective on July 15, 2014 (the “2014 Registration Statement”), and paid a filing fee of $9,016 (the “2014 Filing Fee”) in connection therewith. The offering of securities under the 2014 Registration Statement was terminated and all of the securities registered under the 2014 Registration Statement remained unsold.
The registrant subsequently filed a Registration Statement on Form S-3 (Registration No. 333- 219427), initially filed on July 24, 2017, and declared effective on July 28, 2017 (the “2017 Registration Statement”), pursuant to which the registrant registered an indeterminate amount of securities having a maximum aggregate offering price of $85,000,000. In accordance with Rule 457(p) under the Securities Act of 1933, as amended (“Rule 457(p)”), the registrant applied the 2014 Filing Fee to offset a portion of the filing fee associated with the 2017 Registration Statement, and paid a filing fee of $835.50 (the “2017 Filing Fee”). The offering of securities under the 2017 Registration Statement was terminated and all of the securities registered under the 2017 Registration Statement remained unsold.
The registrant subsequently filed a Registration Statement on Form S-3 (Registration No. 333-240069), initially filed on July 24, 2020, and declared effective on August 6, 2020 (the “2020 Registration Statement”), pursuant to which the registrant registered an indeterminate amount of securities having a maximum aggregate offering price of $100,000,000. In accordance with Rule 457(p), the registrant applied the 2014 Filing Fee and the 2017 Filing Fee to offset a portion of the filing fee associated with the 2020 Registration Statement, and paid a filing fee of $3,128.50 (the “2020 Filing Fee”). The offering of securities under the 2020 Registration Statement was terminated and all of the securities registered under the 2020 Registration Statement remained unsold.
The registrant subsequently filed a Registration Statement on Form S-3 (Registration No. 333-273780), filed on August 7, 2023, which was effective upon filing (the “2023 Registration Statement”), pursuant to which the registrant registered an indeterminate amount of securities having a maximum aggregate offering price of $100,000,000. As of the date of the 2023 Registration statement, in accordance with Rule 457(p), an aggregate of $12,980, consisting of the 2014 Filing Fee, 2017 Filing Fee, and 2020 Filing Fee, all of which remain unused (the “Aggregate Fee Offset”) remained available to offset filing fees of the registrant in connection with the filing of the 2023 Registration Statement. In accordance with Rules 456(b) and 457(r), the registrant deferred payment of all of the registration fee associated with filing the 2023 Registration Statement, except for the Aggregate Fee Offset, which the registrant was entitled to apply pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the 2020 Registration Statement. All of the securities registered under the 2023 Registration Statement remained unsold and the 2023 Registration Statement is deemed terminated by the filing of this registration statement.